EXHIBIT 99
Contact:
Brent Turner
Executive Vice President,
Finance and Administration
(615) 312-5700
PSYCHIATRIC SOLUTIONS REPORTS 38% GROWTH IN SECOND QUARTER
INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE
Revenue Increases 78% and Same-Facility Revenue Rises 8%

Increases 2006 Earnings Guidance to Range of $1.08 to $1.10 from $1.02 to $1.05
Franklin, Tenn. (July 26, 2006) — Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the second quarter and six months ended June 30, 2006. Revenue for the second quarter was a record $248,404,000, up 78% from $139,490,000 for the second quarter of 2005. Income from continuing operations increased 81% for the second quarter of 2006 to $15,869,000 from $8,769,000 for the comparable prior-year period. Income from continuing operations per diluted share, which includes stock compensation expense of $0.02, rose 38% to $0.29 from $0.21 for the second quarter last year. Excluding stock compensation expense, adjusted income from continuing operations per diluted share increased 52% to $0.32 for the latest quarter from $0.21 for the second quarter of 2005. Net income per diluted share was $0.28 for the second quarter, up 33% from the prior year. Diluted shares used in computing per share amounts increased 27% for the second quarter of 2006 from the second quarter of 2005. All results in this release have been adjusted to reflect the 2-for-1 stock split effected in January 2006. Please see pages 7 and 8 for a reconciliation of GAAP and non-GAAP financial results.
     “For the second quarter of 2006, PSI again produced strong profitable growth,” said Joey Jacobs, Chairman, President and Chief Executive Officer of PSI. “Consistent with our long-term record of success, this growth was primarily driven by the increase in the number of our inpatient psychiatric beds in operation, which expanded by approximately 2,500 to over 6,500 beds at the end of the second quarter of 2006 from over 4,000 at the end of the second quarter last year.
     “For 2006, we have already met our minimum annual target of acquiring at least six inpatient facilities with the completion of two acquisitions in early July. The six acquired facilities brought a total of approximately 450 beds to PSI. We are pleased to note that we financed the purchase of these facilities with internally generated cash, as cash flow from operations tripled to $41.5 million for the second quarter, while increasing over 90% for the first half of 2006 to $52 million, each compared to the prior-year period. We also continue to work toward the completion of a previously announced transaction in which we would acquire nine facilities with more than 1,000 beds. In addition to acquisitions, we continue to expand capacity at existing facilities through the addition of new beds.
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PSYS Reports Second Quarter Results

July 26, 2006
     “PSI’s revenue growth for the second quarter was also driven by an 8% increase in same-facility revenue, reflecting the second key element of our growth strategy. Contributing to the increase in same-facility revenue, revenue per patient day grew 5.9% for the second quarter, while patient days rose 2.1%. For the first half of 2006, same-facility revenue was up 9.6% on a 5.9% increase in revenue per patient day and a 3.5% increase in patient days. Our same-facility revenue growth for the second quarter drove a 13% increase in same-facility EBITDA to $26,276,000, or 19.2% of same-facility revenue, for the second quarter of 2006 from $23,242,000, or 18.3% of same-facility revenue, for the second quarter of 2005. PSI’s total adjusted EBITDA more than doubled for the second quarter of 2006 to a record $41,868,000, or 16.9% of revenue, from $20,730,000, or 14.9% of revenue, for the comparable prior-year period.” Please see pages 7 and 8 for a reconciliation of GAAP and non-GAAP financial results.
     Based primarily on the Company’s financial results for the second quarter and first half of 2006, the completion of the two acquisitions in early July, current industry fundamentals and its outlook for 2006, PSI today increased its guidance for earnings per diluted share, which includes stock compensation expense expected to be approximately $0.15, to a range of $1.08 to $1.10, from the previous range of $1.02 to $1.05. The Company’s guidance does not include the impact from any future acquisitions.
     PSI will hold a conference call to discuss this release tomorrow at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.earnings.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on August 10, 2006.
     This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI’s acquisition strategy by decreasing PSI’s ability to acquire additional inpatient facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired inpatient facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI’s facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI’s acquisition strategy and capital expenditure needs; (5) risks inherent to the health care industry, including the impact of changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; (6) PSI’s ability to comply with applicable licensure and accreditation requirements; and (7) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI’s filings

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PSYS Reports Second Quarter Results

July 26, 2006
with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.
     PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 61 owned or leased freestanding psychiatric inpatient facilities with more than 6,600 beds in 27 states. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.
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PSYS Reports Second Quarter Results

July 26, 2006
PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue	$248,404	$139,490	$490,716	$273,758
Salaries, wages and employee benefits (including share- based compensation of $2,136 and $8,390 for the three and six months ended June 30, 2006, respectively)	138,133	74,739	277,932	148,019
Professional fees	24,286	14,582	47,001	28,615
Supplies	14,417	8,655	28,431	16,917
Rentals and leases	3,296	2,391	6,643	4,661
Other operating expenses	23,948	15,736	47,669	30,891
Provision for doubtful accounts	4,592	2,657	9,358	5,313
Depreciation and amortization	4,867	3,044	9,612	5,924
Interest expense	9,270	3,310	18,478	6,815
Loss on refinancing long-term debt	—	—	—	6,990

	222,809	125,114	445,124	254,145

Income from continuing operations before income taxes	25,595	14,376	45,592	19,613
Provision for income taxes	9,726	5,607	17,325	7,649

Income from continuing operations	15,869	8,769	28,267	11,964
(Loss) income from discontinued operations, net of income tax benefit (provision) of $(311), $(39), $(437) and $45 for the respective three and six month periods in 2006 and 2005	(508)	(62)	(714)	71

Net income	$15,361	$8,707	$27,553	$12,035

Basic earnings per share:
Income from continuing operations	$0.30	$0.21	$0.54	$0.29
(Loss) income from discontinued operations, net of taxes	(0.01)	—	(0.02)	—

Net income	$0.29	$0.21	$0.52	$0.29

Diluted earnings per share:
Income from continuing operations	$0.29	$0.21	$0.52	$0.28
(Loss) income from discontinued operations, net of taxes	(0.01)	—	(0.01)	—

Net income	$0.28	$0.21	$0.51	$0.28

Shares used in computing per share amounts:
Basic	52,913	41,029	52,715	40,997
Diluted	54,070	42,457	53,981	42,402
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PSYS Reports Second Quarter Results

July 26, 2006
PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$56,453	$54,699
Accounts receivable, less allowance for doubtful accounts of $17,919 and $15,355, respectively	147,123	132,288
Prepaids and other	48,146	53,473

Total current assets	251,722	240,460
Property and equipment, net of accumulated depreciation	409,284	378,163
Cost in excess of net assets acquired	548,373	526,536
Other assets	27,494	29,872

Total assets	$1,236,873	$1,175,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,108	$18,726
Salaries and benefits payable	46,131	46,872
Other accrued liabilities	37,026	34,363
Current portion of long-term debt	364	325

Total current liabilities	101,629	100,286
Long-term debt, less current portion	485,808	482,064
Deferred tax liability	42,537	32,151
Other liabilities	23,403	20,818

Total liabilities	653,377	635,319
Stockholders’ equity:
Common stock, $0.01 par value, 125,000 shares authorized; 53,054 and 52,430 issued and outstanding, respectively	531	524
Additional paid-in capital	511,992	495,768
Accumulated earnings	70,973	43,420

Total stockholders’ equity	583,496	539,712

Total liabilities and stockholders’ equity	$1,236,873	$1,175,031

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PSYS Reports Second Quarter Results

July 26, 2006
PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2006	2005

Operating activities:
Net income	$27,553	$12,035
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	9,612	5,924
Share-based compensation	8,390	—
Amortization of loan costs	811	338
Loss on refinancing long-term debt	—	6,990
Loss (income) from discontinued operations, net of taxes	714	(71)
Change in income tax assets and liabilities	16,283	1,446
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(9,267)	(5,001)
Prepaids and other current assets	(4,999)	(2,551)
Accounts payable	(1,339)	434
Salaries and benefits payable	456	3,957
Accrued liabilities and other liabilities	2,115	3,378

Net cash provided by continuing operating activities	50,329	26,879
Net cash provided by discontinued operating activities	1,708	142

Net cash provided by operating activities	52,037	27,021
Investing activities:
Cash paid for acquisitions, net of cash acquired	(44,471)	(5,793)
Capital purchases of leasehold improvements, equipment and software	(13,123)	(10,029)
Cash paid for investments in equity method investees	—	(840)
Other assets	(317)	(883)

Net cash used in investing activities	(57,911)	(17,545)
Financing activities:
Principal payments on long-term debt	(180)	(50,427)
Net increase in revolving credit facility	—	20,000
Payment of loan and issuance costs	(40)	(487)
Refinancing of long-term debt	—	(5,316)
Excess tax benefits from share-based payment arrangements	4,248	—
Proceeds from issuance of common stock upon exercise of stock options	3,600	1,092

Net cash provided by (used in) financing activities	7,628	(35,138)

Net decrease in cash	1,754	(25,662)
Cash and cash equivalents at beginning of the period	54,699	33,451

Cash and cash equivalents at end of the period	$56,453	$7,789

Effect of Acquisitions:
Assets acquired, net of cash acquired	$54,164	$—
Cash paid for prior year acquisitions	—	5,793
Liabilities assumed	(5,730)	—
Long-term debt assumed	(3,963)	—

Cash paid for acquisitions, net of cash acquired	$44,471	$5,793

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PSYS Reports Second Quarter Results

July 26, 2006
Psychiatric Solutions, Inc.
Reconciliation of Net Income to Adjusted Income From Continuing Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net income	$15,361	$8,707	$27,553	$12,035
Plus reconciling items:
Discontinued operations, net of taxes	508	62	714	(71)
Provision for income taxes	9,726	5,607	17,325	7,649

Income from continuing operations before income taxes	25,595	14,376	45,592	19,613
Stock compensation	2,136	—	8,390	—
Loss on refinancing long-term debt	—	—	—	6,990

Adjusted income from continuing operations
before income taxes	27,731	14,376	53,982	26,603
Adjusted provision for income taxes	10,538	5,607	20,513	10,375

Adjusted income from continuing operations	$17,193	$8,769	$33,469	$16,228

Income from continuing operations per diluted share	$0.29	$0.21	$0.52	$0.28

Adjusted income from continuing operations per diluted share(a)	$0.32	$0.21	$0.62	$0.38

Diluted shares used in computing per share amounts	54,070	42,457	53,981	42,402
(a)	PSI believes its calculation of adjusted income from continuing operations per diluted share provides a better measure of the Company’s ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company’s core business operations. Adjusted income from continuing operations per diluted share should not be considered as a measure of financial performance under U.S. generally accepted accounting principles and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations per diluted share is not a measurement determined in accordance with U.S. generally accepted accounting principles and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.
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PSYS Reports Second Quarter Results

July 26, 2006
Psychiatric Solutions, Inc.
Reconciliation of Income from Continuing Operations to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Income from continuing operations	$15,869	$8,769	$28,267	$11,964
Provision for income taxes	9,726	5,607	17,325	7,649
Interest expense	9,270	3,310	18,478	6,815
Depreciation and amortization	4,867	3,044	9,612	5,924

EBITDA(a)	39,732	20,730	73,682	32,352
Other expenses:
Stock compensation	2,136	—	8,390	—
Loss on refinancing long-term debt	—	—	—	6,990

Adjusted EBITDA(a)	$41,868	$20,730	$82,072	$39,342

(a)	EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with U.S. generally accepted accounting principles. Because EBITDA and adjusted EBITDA are not measures of financial performance under U.S. generally accepted accounting principles and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.
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PSYS Reports Second Quarter Results

July 26, 2006
Psychiatric Solutions, Inc.
Operating Statistics — Owned Facilities
(Unaudited)
(Revenue in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
	2006	2005	Chg.	2006	2005	Chg.
Same-facility results:
Revenue	$136,775	$126,617	8.0%	$271,713	$247,950	9.6%
Admissions	14,837	14,694	1.0%	30,077	29,513	1.9%
Patient days	292,173	286,241	2.1%	580,720	561,324	3.5%
Average length of stay(a)	19.7	19.5	1.0%	19.3	19.0	1.6%
Revenue per patient day(b)	$468	$442	5.9%	$468	$442	5.9%
EBITDA margin	19.2%	18.3%	90 bps	19.6%	17.7%	190 bps
Total facility results:
Revenue	$235,654	$126,617	86.1%	$465,410	$247,950	87.7%
Admissions	26,361	14,694	79.4%	53,298	29,513	80.6%
Patient days	456,202	286,241	59.4%	902,256	561,324	60.7%
Average length of stay(a)	17.3	19.5	(11.3)%	16.9	19.0	(11.1)%
Revenue per patient day(b)	$517	$442	17.0%	$516	$442	16.7%
EBITDA margin	19.6%	18.3%	130 bps	19.6%	17.7%	190 bps
(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.
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